UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 N. Glebe Road Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 258-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 23, 2015, Towers Watson Delaware Inc. (“TWD”), an indirect subsidiary of Towers Watson & Co. (“Towers Watson”), entered into an amendment (the “Amendment”), to the four-year term loan credit facility, dated as of November 20, 2015, of $340 million, as borrower, pursuant to a Term Loan Credit Agreement with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto, filed as Exhibit 10.1 to the Form 8-K filed by Towers Watson on November 24, 2015 (the “Term Loan Credit Facility”).  The Amendment changes the date the first principal payment is due under the Term Loan Credit Facility to the second date that is the last business day of March, June, September or December after the Funding Date (as defined in the Term Loan Credit Facility).  The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The representations and warranties contained in the Term Loan Credit Facility, as amended, were made only for the purposes of the Term Loan Credit Facility as of specific dates, are solely for the benefit of the parties, and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to investors or stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Term Loan Credit Facility, as amended, and should not be relied upon as a disclosure of factual information relating to Towers Watson. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Term Loan Credit Facility, as amended, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03  Creation of a Direct Financial Obligation or on Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 28, 2015, TWD borrowed $340 million under the Term Loan Credit Facility to fund a special dividend to Towers Watson.  Towers Watson will use the dividend from TWD to partially fund the payment of a special dividend to the stockholders of Towers Watson in connection with, but prior to giving effect to, the Willis Merger (as defined in the Term Loan Credit Facility) subject to the satisfaction or waiver of certain conditions to the closing of the Willis Merger as of such date.  The special dividend is payable on or about December 29, 2015 to stockholders of record as of the close of business on December 29, 2015.

Item 9.01               Financial Statements and Exhibits

(d)          Exhibits.                The following exhibit is filed with this report:

Exhibit No.	Description

Exhibit 10.1

Amendment No. 1, dated as of December 23, 2015, to the Term Loan Credit Agreement, dated as of November 20, 2015, among Towers Watson Delaware Inc., as borrower, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: December 29, 2015
	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 1, dated as of December 23, 2015, to the Term Loan Credit Agreement, dated as of November 20, 2015, among Towers Watson Delaware Inc., as borrower, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent.